Exhibit 99.1

  Ramco-Gershenson Properties Trust Reports Results for the Third Quarter 2006

    FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--Oct. 25,
2006--Ramco-Gershenson Properties Trust (NYSE:RPT) announced today results for the third quarter ended September 30, 2006.

    Financial Highlights for the quarter ended September 30, 2006:

    --  Diluted FFO per share of $0.63, a 6.8% increase over last year

    --  Diluted FFO of $13.5 million, a 16.4% increase over last year

    -- Total Revenues of $38.8 million, a 9.9% increase over last year

    -- Income from continuing operations of $4.5 million, a 9.8% increase over last year

    -- Diluted EPS from continuing operations of $0.17, a 21.4% increase over last year

    Operating Highlights for the quarter ended September 30, 2006:

    -- Agreed to form a $75 Million Joint Venture with Heitman Value Partners Investments LLC

    --  Acquired Collins Pointe Plaza in Cartersville, GA

    --  Executed 55,600 SF Gander Mountain lease at River City
        Marketplace in Jacksonville, FL

    --  Commenced the redevelopment of West Allis Towne Centre in West
        Allis, WI

    --  Opened 39 stores, 12.1% over portfolio average rents

    --  Renewed 27 leases, 15.3% over prior rental rates

    --  Increase in same center operating income of 6.6%

    --  Increase in portfolio occupancy to 94.7%, compared to 93.5% in
        2005

    Financial Results

    For the three months ended September 30, 2006, diluted Funds from Operations (FFO) increased 16.4% to $13.5 million, compared with $11.6 million for the three months ended September 30, 2005. In 2006, the Series C Preferred Shares were dilutive and, therefore, the dividends paid did not impact our diluted FFO. In 2005, the shares were anti-dilutive and reduced diluted FFO by $1.1 million for dividends paid. Had the shares been dilutive in 2005, diluted FFO for the three months ended September 30, 2006, would have increased $0.8 million or 6.3%. On a per share basis, diluted FFO increased 6.8% to $0.63, compared with $0.59 in 2005. Net income from continuing operations for the three months ended September 30, 2006, increased 9.8% to $4.5 million, compared with $4.1 million in 2005. On a per share basis, income from continuing operations increased 21.4% to $0.17, compared to $0.14 in 2005.

    For the nine months ended September 30, 2006, diluted FFO increased 12.5% to $40.6 million, compared with $36.1 million for the nine months ended September 30, 2005. For the reasons stated above, the Series C Preferred Shares had a positive impact on FFO. Had the shares been dilutive in 2005, diluted FFO for the nine months ended September 30, 2006, would have increased $1.3 million or 3.3%. On a per share basis, diluted FFO increased 3.3% to $1.88, compared with $1.82 in 2005. Net income from continuing operations for the nine months ended September 30, 2006, increased 14.4% to $ 13.5 million, compared with $11.8 million in 2005. On a per share basis, income from continuing operations increased 27.5% to $0.51, compared to $0.40 in 2005.

    "We are pleased to report very positive financial and operating results for the third quarter," said Dennis Gershenson, President and Chief Executive Officer. "Our Company continues to realize upon opportunities in each of its three core disciplines, acquisitions, development and asset management, evidenced by our actions this quarter. Throughout the remainder of the year we will continue to focus on these core competencies to achieve our growth objectives."

    Acquisitions

    During the quarter, the Company agreed to form a joint venture (the Venture) with Heitman Value Partners Investments LLC, to acquire $75 million of neighborhood, community or power shopping centers with significant value-added opportunities in infill locations in metropolitan trade areas. Ramco will manage the Venture and will receive fees for acquisitions, property and asset management as well as leasing, tenant coordination and construction.

    The Venture's initial acquisitions will include Paulding Pavilion and Collins Pointe Plaza, both in metropolitan Atlanta, Georgia. These centers were acquired by the Company in April and August of 2006, respectively, with the objective of contributing them to the Venture. Collins Pointe is an 81,000 square foot community center formerly anchored by Winn-Dixie/Save-Rite. Included in the acquisition was an undeveloped outlot adjacent to the center. As previously announced, Paulding Pavilion is a community shopping center located in Hiram, Georgia and was formerly anchored by a Publix Supermarket, which is currently being retenanted.

    Development

    The Company continues to make great strides in the development of its one million square foot River City Marketplace in Jacksonville, Florida. During the quarter, the Company signed a lease for a 55,600 square foot Gander Mountain. With the execution of this lease, as of September 30, 2006, the Company had anchor commitments for the shopping center of approximately 584,000 square feet. In addition, the Company had signed leases for nearly 135,000 square feet of small shop retail space and had completed five outlot sales. The Company is planning a Grand Opening celebration at the shopping center on November 17, 2006.

    Other developments in progress at quarter-end include Rossford Pointe in Rossford, Ohio and The Shoppes of Fairlane Meadows in
Dearborn, Michigan. Both of these developments are adjacent to shopping centers owned by the Company.

    As of September 30, 2006, the Company had spent $86.0 million on these projects, which have an expected aggregate cost of $122 million. When complete, the centers will account for approximately 1.1 million square feet of retail space.

    Asset Management

    In September, as part of a value-added redevelopment of its Lakeshore Marketplace in Norton Shores, Michigan, the Company sold a
10.5 acre parcel to Target for the construction of a 126,800 square foot discount department store. Target is relocating to the site from its current location in Muskegon, Michigan. Target will join anchor tenants Barnes & Noble, TJ Maxx, Toys R Us, Elder-Beerman and Hobby Lobby at the center.

    Also during the quarter, the Company commenced the value-added redevelopment of the West Allis Towne Centre in West Allis, Wisconsin with the signing of Office Depot in 22,350 square feet. Office Depot will take a large portion of the space vacated by Kohl's Supermarket. The lease with Kohl's was terminated in September of 2006. Details regarding the ongoing redevelopment of the center will be part of future releases.

    Including the projects listed above, at quarter-end the Company was in the process of redeveloping a total of six shopping centers at an aggregate cost of $16.0 million impacting approximately 347,000 square feet of retail space.

    Leasing

    During the quarter, the Company opened 32 non-anchor and 7 anchor stores, at an average increase of 12.1% over portfolio average rents. The Company also renewed 26 non-anchor and one anchor lease, at an average increase of 15.3% over prior rental rates. Additionally, same center operating income increased 6.6% for the quarter. At September 30, 2006, the portfolio was 94.7% leased, compared to 93.5% at September 30, 2005.

    Market Capitalization and Debt

    Total debt at quarter-end was approximately $720.9 million with an average interest rate of 6.3% and an average maturity of 48 months. Of that total debt, $526.1 million was fixed rate debt and $194.8 million was variable rate debt. At September 30, 2006, debt to market capitalization was 50.3% and total capitalization approximated $1.4 billion.

    Dividend

    On October 3, 2006, the Company paid a third quarter dividend of $0.4475 per common share, a third quarter dividend of $0.5938 per Series B cumulative redeemable preferred share and a third quarter dividend of $0.5664375 per Series C cumulative convertible preferred share, for the period of July 1, 2006 through September 30, 2006 to shareholders of record on September 20, 2006.

    Earnings Guidance/Conference Call

    As stated previously, the Company estimates that 2006 annual diluted FFO will be between $2.53 and $2.58. It also expects earnings per diluted common share to be between $0.79 and $0.84.

    Ramco-Gershenson will host a live broadcast of its third quarter conference call on Thursday, October 26, 2006 at 9:00 a.m. eastern time. The live broadcast will be available online at www.rgpt.com and www.streetevents.com and also by telephone at (866) 831-6291 (participant code 37037886). A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (888) 286-8010 (pass code 89316278), for one week.

    Supplemental financial information is available via e-mail by sending requests to dhendershot@rgpt.com and is also available at the investor section of our web page.

    As of September 30, 2006, Ramco-Gershenson Properties Trust owns interests in 81 shopping centers totaling approximately 18.3 million square feet of gross leasable area, consisting of 80 community centers and one enclosed regional mall. The Company's centers are located in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, and Maryland. Headquartered in Farmington Hills, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and should be reviewed in conjunction with the Company's filings with the U.S. Securities and Exchange Commission and other publicly available information regarding the Company. Management of Ramco-Gershenson believes that expectations reflected in forward-looking statements are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Company's properties are located, the performance of tenants at the Company's properties as well as other factors.

                  RAMCO-GERSHENSON PROPERTIES TRUST
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                            For the Three Months  For the Nine Months
                             Ended September 30,  Ended September 30,
                            --------------------- --------------------
                              2006       2005       2006      2005
                            ---------- ---------- --------- ----------
                             (In thousands, except per share amounts)
                                           (Unaudited)
REVENUES:
    Minimum rents            $ 25,328   $ 23,223  $ 75,113   $ 71,226
    Percentage rents              225        185       610        558
    Recoveries from tenants    10,738      9,580    30,920     29,543
    Fees and management
     income                     1,312      1,121     4,073      3,859
    Other income                1,212      1,194     3,092      3,529
                            ---------- ---------- --------- ----------
          Total revenues       38,815     35,303   113,808    108,715
                            ---------- ---------- --------- ----------
EXPENSES:
    Real estate taxes           5,025      4,628    14,793     13,805
    Recoverable operating
     expenses                   6,000      5,175    17,236     15,896
    Depreciation and
     amortization               8,105      7,375    24,058     23,125
    Other operating             1,263        808     2,882      1,657
    General and
     administrative             3,328      2,991    10,724     10,579
    Interest expense           11,767     10,717    33,326     31,851
                            ---------- ---------- --------- ----------
          Total expenses       35,488     31,694   103,019     96,913
                            ---------- ---------- --------- ----------
Income from continuing
 operations before gain on
 sale of real estate assets,
 minority interest and
 earnings from
 unconsolidated entities        3,327      3,609    10,789     11,802
Gain on sale of real estate
 assets                         1,204        630     2,937        626
Minority interest                (877)      (769)   (2,549)    (2,142)
Earnings from unconsolidated
 entities                         864        610     2,356      1,541
                            --------------------- --------- ----------
Income from continuing
 operations                     4,518      4,080    13,533     11,827
                            ---------- ---------- --------- ----------
Discontinued operations, net
 of minority interest:
  Gain (loss) on sale of
   real estate assets             (28)         -       926          -
  Income from operations            9        724       402      2,027
                            ---------- ---------- --------- ----------
Income (loss) from
 discontinued operations          (19)       724     1,328      2,027
                            ---------- ---------- --------- ----------
Net income                      4,499      4,804    14,861     13,854
Preferred stock dividends      (1,664)    (1,663)   (4,991)    (4,991)
                            ---------- ---------- --------- ----------
Net income available to
 common shareholders         $  2,835   $  3,141  $  9,870   $  8,863
                            ========== ========== ========= ==========

Basic earnings per share:
     Income from continuing
      operations             $   0.17   $   0.14  $   0.51   $   0.40
     Income from
      discontinued
      operations                    -       0.05      0.08       0.13
                            ---------- ---------- --------- ----------
     Net income              $   0.17   $   0.19  $   0.59   $   0.53
                            ========== ========== ========= ==========

Diluted earnings per share:
     Income from continuing
      operations             $   0.17   $   0.14  $   0.51   $   0.40
     Income from
      discontinued
      operations                    -       0.05      0.08       0.13
                            --------------------- --------- ----------
     Net income              $   0.17   $   0.19  $   0.59   $   0.53
                            ========== ========== ========= ==========

Basic weighted average
 shares outstanding            16,565     16,838    16,696     16,835
                            ========== ========== ========= ==========
Diluted weighted average
 shares outstanding            16,621     16,887    16,739     16,880
                            ========== ========== ========= ==========

COMPREHENSIVE INCOME
Net income                   $  4,499   $  4,804  $ 14,861   $ 13,854
Other comprehensive income :
    Unrealized gains
     (losses) on interest
     rate swaps                (1,005)      (113)      190         20
                            ---------- ---------- --------- ----------
Comprehensive income         $  3,494   $  4,691  $ 15,051   $ 13,874
                            ========== ========== ========= ==========


                  RAMCO-GERSHENSON PROPERTIES TRUST
                 CALCULATION OF FUNDS FROM OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2006     2005     2006     2005
                                  --------- -------- -------- --------
Net Income                         $ 4,499  $ 4,804  $14,861  $13,854
Add:
  Depreciation and amortization
   expense:
     Continuing operations real
      estate                         8,713    7,926   25,838   24,338
     Discontinued operations real
      estate                             -      285        -    1,030
   Gain on sale of real estate (1)     (25)    (630)     (25)    (653)
  Minority interest in
   partnership:
     Continuing operations             877      769    2,549    2,142
     Discontinued operations             -      114       69      353
Less:
  Discontinued operations, loss
   (gain) on sale of real estate,
   net of minority interest             28        -     (926)       -
                                  --------- -------- -------- --------
Funds from operations               14,092   13,268   42,366   41,064
Less:
  Series B Preferred Stock
   dividend                           (593)    (594)  (1,781)  (1,782)
  Series C Preferred Stock
   dividend                              -   (1,069)       -   (3,209)
                                  --------- -------- -------- --------
Funds from operations available to
 common shareholders               $13,499  $11,605  $40,585  $36,073
                                  ========= ======== ======== ========

Weighted average equivalent shares
 outstanding, diluted               21,439   19,816   21,557   19,810
                                  ========= ======== ======== ========

Funds from operations available to
 common shareholders,
  per diluted share                $  0.63  $  0.59  $  1.88  $  1.82
                                  ========= ======== ======== ========

----------------------------------
(1) Excludes gain (loss) on sale of undepreciated land of $2,911 in 2006 and ($27) in 2005.

Management considers funds from operations, also known as "FFO," an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

                  RAMCO-GERSHENSON PROPERTIES TRUST
                     CONSOLIDATED BALANCE SHEETS



                                            September 30, December 31,
                                                2006         2005
                                            ------------- ------------
                                             (Unaudited)
                                            (In thousands, except per
                                                  share amounts)
                   ASSETS
Investment in real estate, net                  $950,305     $922,103
Real estate assets held for sale                       -       61,995
Cash and cash equivalents                         16,671       14,929
Accounts receivable, net                          38,499       32,341
Equity investments in unconsolidated
 entities                                         53,763       53,398
Other assets, net                                 39,416       40,509
                                            ------------- ------------

     Total Assets                             $1,098,654   $1,125,275
                                            ============= ============

    LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable                     $720,882     $724,831
Accounts payable and accrued expenses             29,787       31,353
Distributions payable                             10,389       10,316
Capital lease obligation                           7,739        7,942
                                            ------------- ------------

     Total Liabilities                           768,797      774,442
Minority Interest                                 37,207       38,423

SHAREHOLDERS' EQUITY
   Preferred Shares of Beneficial Interest,
    par value $0.01, 10,000 shares
    authorized:
      9.5% Series B Cumulative Redeemable
       Preferred Shares; 1,000 shares issued
       and outstanding, liquidation value of
       $25,000                                    23,804       23,804
      7.95% Series C Cumulative Convertible
       Preferred Shares; 1,889 shares issued
       and outstanding, liquidation value of
       $53,837                                    51,741       51,741
   Common Shares of Beneficial Interest, par
    value $0.01, 45,000 shares authorized;
    16,574 and 16,847 issued and outstanding
    as of September 30, 2006 and December
    31, 2005, respectively                           166          168
   Additional paid-in capital                    335,560      343,011
   Accumulated other comprehensive income
    (loss)                                           146          (44)
   Cumulative distributions in excess of net
    income                                      (118,767)    (106,270)
                                            ------------- ------------
Total Shareholders' Equity                       292,650      312,410
                                            ------------- ------------
      Total Liabilities and Shareholders'
       Equity                                 $1,098,654   $1,125,275
                                            ============= ============


For further information on Ramco-Gershenson Properties Trust visit the
                   Company's Website at www.rgpt.com

    CONTACT: Ramco-Gershenson Properties Trust
             Dennis Gershenson, President & CEO
             or Richard Smith, CFO, 248-350-9900
             FAX: 248-350-9925